Exhibit 10(b)

                              Employment Agreement

     This Employment Agreement (this "Agreement") is made effective as of May 1, 1997, by and between Sytron., Inc. ("the Company") of Broomfield, Colorado, and Private Capital Group Ltd. ("the Consultant"), of Boulder, Colorado for the services of Mitchel Feinglas.

         WHEREAS:

          (1)     Company desires to have the services of Consultant.

          (2)     Consultant is willing to be employed by Company.

     Therefore, the parties agree as follows:

     1. Employment. Consultant shall serve as C.E.O. of Sytron, Inc. Consultant's duties shall include, but not be limited to general, stock transaction and financing management. Consultant shall also perform reasonable additional duties for Company and subsidiary companies as reasonably required by Company.

     2. Compensation. Consultant's base wages will be $104,546 per year plus an automobile to be provided by the company. The wages shall continue as a minimum through the term of this agreement unless increased by Company.

     3. Term/Termination. Consultant's employment under this Agreement shall continue through January 1, 2000. Consultant may not be terminated by Company during this term except in the event of malfeasance by Consultant. If Company determines that Consultant has committed an act of malfeasance in the performance of his employment, Company shall provide Consultant with 15 days notice of its intent to terminate Consultant's employment and shall provide Consultant with an opportunity to explain the action which the Company has determined is malfeasance. Company shall in good faith consider Consultant's explanation in determining whether to terminate Consultant's employment for malfeasance.

     4. Applicable Law. This Agreement shall be governed by the laws of the State of Colorado.

Agreed and accepted:

Company:                                         Consultant:
Sytron, Inc.                                     Private Capital Group, Ltd.

by:  /s/ Robert Howard                           by:    /s/  Peggy Feinglas
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Robert Howard, President                         Peggy Feinglas

Dated:  5/1/1997                                 Dated: 5/1/1997
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